UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 15, 2014
(Date of earliest event reported)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, 30th Floor,
New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 15, 2014 (the “Closing Date”), Sequential Brands Group, Inc., a Delaware corporation (the “Company”), and Galaxy Brand Holdings, Inc., a Delaware corporation (“Galaxy”), announced the consummation of the transactions (the “Merger Transactions”) contemplated by the Agreement and Plan of Merger, dated as of June 24, 2014 (the “Merger Agreement”), among the Company, Galaxy, SBG Universe Brands, LLC, Universe Galaxy Merger Sub, Inc., Carlyle Equity Opportunity GP, L.P., solely in its capacity as the representative of the Galaxy stockholders and optionholders (the “Stockholder Representative”), and, for the limited purposes specified therein, Carlyle Galaxy Holdings, L.P. (“Carlyle”). The terms of the Merger Transactions are more fully described in the Company’s report on Form 8-K previously filed with the Securities and Exchange Commission on June 25, 2014 (the “Prior 8-K”), which is incorporated by reference in this report.

On the Closing Date, in connection with the consummation of the Merger Transactions, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Stockholder Representative, which grants the Stockholder Representative, on behalf of the former Galaxy stockholders and optionholders, certain “demand” registration rights for up to three offerings of greater than $10 million and “piggyback” registration rights with respect to the shares of the Company’s common stock and warrants, including the shares of common stock underlying such warrants, issued as part of the merger consideration to the Galaxy stockholders and optionholders. All reasonable expenses incident to such registrations are required to be borne by the Company. Such registration rights are in addition to the Company’s obligation, pursuant to the Merger Agreement, to file a registration statement with respect to such securities as promptly as practicable after the Closing Date.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information relating to the consummation of the Merger Transactions contained or incorporated elsewhere in this report is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

To the extent required by Item 2.02 of Form 8-K, the information set forth or incorporated elsewhere in this report is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, in connection with consummation of the Merger Transactions, the Company entered into (i) an Amended and Restated First Lien Credit Agreement, dated as of August 15, 2014, among the Company, its subsidiaries party thereto and Bank of America, N.A., as administrative agent and collateral agent thereunder (as so amended and restated, the “First Lien Credit Agreement”), which provides for a term loan of up to $75 million, a revolving credit facility of up to $25 million and a swing line sub-facility of up to $10 million and (ii) a Second Lien Credit Agreement, dated as of August 15, 2014, among the Company, its subsidiaries party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent thereunder (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Loan Agreements”), which provides for a term loan of up to $90 million. In addition, the First Lien Credit Agreement provides for incremental borrowings of up to $60 million following the closing date, to be allocated pro rata between the term loan and the revolving credit facility, and the Second Lien Credit Agreement provides for incremental borrowings of up to $70 million for the purpose of consummating permitted acquisitions, in each case subject to certain customary conditions.

On August 15, 2014, $75 million was drawn as a term loan under the First Lien Credit Agreement, $15 million was drawn as a revolving loan under the First Lien Credit Agreement and $90 million was drawn as a term loan under the Second Lien Credit Agreement (the “Term Loans”). The proceeds from the Term Loans were used to finance the Merger Transactions pursuant to the terms of the Merger Agreement, to repay the Company’s existing indebtedness, to pay fees and expenses in connection with the foregoing and for other lawful corporate purposes. After the closing date, the Company expects to use the proceeds of any borrowings of revolving loans under the First Lien Credit Agreement for working capital, capital expenditures, and other lawful corporate purposes of the Company and its subsidiaries, and any borrowings under any incremental facilities for working capital purposes and/or for permitted acquisitions.

Term loan borrowings under the First Lien Credit Agreement will be subject to amortization of principal (x) on September 30, 2014, in an amount equal to $1.5 million and (y) thereafter, quarterly, in equal amounts of $3 million and will mature on August 15, 2019. Borrowings under the First Lien Credit Agreement will bear interest at LIBOR or a base rate, plus, in each case, an applicable margin that fluctuates from 3.50% to 3.75% for LIBOR loans and from 1.50% to 1.75% for base rate loans, in each case based on the Company’s loan to value ratio, as described in the First Lien Credit Agreement.

The Second Lien Credit Agreement is not subject to amortization and will mature on August 15, 2020. Borrowings under the Second Lien Credit Agreement will bear interest at LIBOR plus 8.00% and will be subject to a LIBOR floor of 1.00%.

Subject to the terms of the Intercreditor Agreement (as described below), loans under the First Lien Credit Agreement are voluntarily prepayable from time to time in whole or in part, and loans under the Second Lien Credit Agreement are voluntarily prepayable after August 15, 2015, in whole or in part, subject in certain cases to the payment of customary “breakage” costs with respect to LIBOR-based borrowings and prepayment premiums as provided in the respective Loan Agreements. Mandatory prepayments of the loans under the Loan Agreements are required (x) in the case of any dispositions of intellectual property, 50% of the orderly liquidation value thereof, (y) in the case of any other dispositions, 100% of the net proceeds thereof and (z) at each fiscal year end, in the amount of 30% of the consolidated excess cash flow (as defined in the Loan Agreements) of the Company and its subsidiaries, in each case subject to certain exceptions set forth in the Loan Agreements.

The Company’s obligations under the Loan Agreements will be guaranteed jointly and severally by each domestic subsidiary of the Company (each a “Guarantor” and, together, the “Guarantors”), other than immaterial subsidiaries (as defined in the Loan Agreements) and certain other excluded subsidiaries and subject to certain other exceptions set forth in the Loan Agreements and the related loan documents (the guarantees provided by the Guarantors shall be referred to herein as the “Guarantees”). The Company’s and the Guarantors’ obligations under the Loan Agreements and the Guarantees will, in each case, be secured by first priority liens (subject, in the case of the Second Lien Credit Agreement, to the liens under the First Lien Credit Agreement) on, and security interests in, substantially all of the present and after-acquired assets of the Company and each Guarantor subject to certain customary exceptions.

After the closing date, borrowings of loans under the revolving credit facility of the First Lien Credit Agreement and incremental borrowings under the Loan Agreements are subject to (x) there being no default or event of default, (y) the representations and warranties of the Company and the Guarantors contained in the First Lien Credit Agreement and any other related loan document being true and correct in all material respects as of the date of such borrowings (except (i) to the extent such representations and warranties refer specifically to an earlier date, in which case they shall be true and correct as of such date and (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects) and (z) certain other customary conditions.

The Loan Agreements include customary representations and warranties, including representations relating to the intellectual property owned by the Company and its subsidiaries and the status of the Company’s material license agreements. The Loan Agreements also include customary covenants and events of default, including, in the case of the First Lien Credit Agreement, requirements that the Company satisfy a minimum positive net income test and maintain a minimum loan to value ratio (as calculated pursuant to the First Lien Credit Agreement), and, in the case of the Second Lien Credit Agreement, maintain a maintain a total leverage ratio and maintain a minimum loan to value ratio (as calculated pursuant to the Second Lien Credit Agreement). Covenants in the Loan Agreements also include certain limitations on the Company’s and its subsidiaries’ ability to incur indebtedness, grant liens on its assets, consummate acquisitions and make fundamental changes to the Company (including mergers and consolidations), dispose of its assets, make investments, loans, advances and enter into guarantees, pay dividends and make other restricted payments, prepay or amend certain indebtedness and material licenses, enter into affiliate transactions and issue equity interests, in each case, subject to certain exceptions as set forth in the Loan Agreements..

In connection with the First Lien Credit Agreement and the Second Lien Credit Agreement, Bank of America, N.A., as the administrative agent under the First Lien Credit Agreement and Wilmington Trust, National Association, as the administrative agent under the Second Lien Credit Agreement, entered into an Intercreditor Agreement (the “Intercreditor Agreement”), dated as of August 15, 2014, which was acknowledged by the Company and the Guarantors. The Intercreditor Agreement establishes various inter-lender terms, including, but not limited to, priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in the case of a default, incurrence of additional indebtedness releases of collateral and limitations on the amendment of the respective Loan Agreements without consent of the other party.

The foregoing description of the Loan Agreements and the Intercreditor Agreement is qualified in its entirety by reference to the full text of each agreement, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4 and are incorporated by reference herein. The Loan Agreements and the Intercreditor Agreement have been attached as exhibits to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Loan Agreements were made only for purposes of those agreements and as of specific dates, are solely for the benefit of the parties to the Loan Agreements, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Loan Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Loan Agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02	Unregistered Sale of Equity Securities.

On the Closing Date, the Company issued to the former Galaxy stockholders and optionholders, as part of the consideration in the Merger Transactions, an aggregate of 12,375,000 shares of its common stock and performance-based warrants to purchase an aggregate of up to an additional 3,000,000 shares of its common stock, in each case subject to rounding. An additional 1,375,000 shares of the Company’s common stock are anticipated to be issued to the former Galaxy stockholders and optionholders on the 18 month anniversary of the Closing Date, as specified in the Merger Agreement. Such securities were and are anticipated to be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The terms of the warrants are described in the Prior 8-K, which is incorporated by reference in this report. Among other terms, the warrants only vest based upon the performance in the 2016 and 2017 calendar years of the Linens ‘n Things ® brand as follows: (i) 500,000 shares vest if net royalties are equal to or exceed $10 million in calendar year 2016; (ii) an additional 1,000,000 shares vest if net royalties are equal to or exceed $15 million in calendar year 2016, (iii) 500,000 shares vest if net royalties are equal to or exceed $10 million in calendar year 2017, and (iv) an additional 1,000,000 shares vest if net royalties are equal to or exceed $15 million in calendar year 2017. There can be no assurances that any or all of the Warrant Shares will vest; Galaxy currently does not derive any royalties from the Linens ‘n Things ® brand. The foregoing description is qualified in its entirety by reference to the full text of the form of the warrants, which is filed as Exhibit 10.5 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced in the Prior 8-K the resignation of Mr. Matthew Eby as a Class II director and the appointment of Mr. Rodney Cohen as his replacement, conditioned and effective upon the closing of the Merger Transactions. On the Closing Date, in connection with the consummation of the Merger Transactions, such resignation and appointment became effective. Mr. Eby’s resignation is not due to any disagreement between Mr. Eby and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Cohen serves as the representative of Carlyle pursuant to a letter agreement between Carlyle and the Company dated June 24, 2014, which grants Carlyle the right to nominate one director for election by the Company’s stockholders for so long as it and its affiliates hold at least 33% of the shares acquired by it in the Merger Transactions.

Mr. Cohen is a Managing Director and Co-Head of Carlyle Growth Partners III, L.P. and Carlyle U.S. Equity Opportunity Fund, L.P., affiliates of Carlyle which represent the U.S. smaller and middle market buyout activities of The Carlyle Group L.P. Mr. Cohen serves on the boards of directors of Philadelphia Energy Solutions LLC, Traxys S.A., Dynamic Precision Group, Inc. and InterLink Maritime Corp. Prior to joining The Carlyle Group L.P. in 2010, Mr. Cohen was with Pegasus Capital Advisors, L.P., a middle-market investment firm with approximately $2 billion of assets under management, where he was a Co-Managing Partner. In his two decades of private equity investing, operational restructuring and legal advisory work, Mr. Cohen has invested in a variety of sectors including commodities, natural resources, media, consumer, financial services, security and industrials. Mr. Cohen joined Pegasus Capital Advisors, L.P. in 1996. From 1993 to 1996, he consulted and managed several diverse business ventures. Prior to that Mr. Cohen practiced law with Anderson Kill Olick and Oshinsky P.C. Mr. Cohen earned his J.D. from Columbia Law School where he was a Harlan Fiske Stone Scholar and his B.A. from Franklin and Marshall College.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Prior 8-K, the Merger Transactions were approved on June 24, 2014, by written consent executed by stockholders holding approximately 51.4% of the issued and outstanding shares of the Company’s common stock.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the consummation of the Merger Transactions described in Item 1.01, including certain projected financial information about the Company, pro forma for the Merger Transactions, for the fiscal year ending December 31, 2014, and the twelve months following the Closing Date. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

As noted in the press release, the Company has provided certain non–U.S. generally accepted accounting principles (“GAAP”) financial measures and a reconciliation of the non–U.S. GAAP measures to U.S. GAAP measures. The Company believes these non-U.S. GAAP financial measures provide useful information to investors because they allow for a more direct understanding of the Company’s business. Readers should consider non–U.S. GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

The information contained herein and in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Galaxy required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of August 15, 2014, between Sequential Brands Group, Inc. and Carlyle Equity Opportunity GP, L.P., as the representative of the former stockholders and option holders of Galaxy Brand Holdings, Inc.
10.2	Amended and Restated First Lien Credit Agreement, dated as of August 15, 2014, among Sequential Brands Group, Inc, its subsidiaries party thereto and Bank of America, N.A., as administrative agent and collateral agent.
10.3	Second Lien Credit Agreement, dated as of August 15, 2014, among the Company, its subsidiaries party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent thereunder.
10.4	Intercreditor Agreement, dated as of August 15, 2014, between Bank of America, N.A. and Wilmington Trust, National Association, and acknowledged by Sequential Brands Group, Inc.
10.5	Form of Common Stock Purchase Warrant.
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: August 18, 2014	/s/ Gary Klein
Gary Klein
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of August 15, 2014, between Sequential Brands Group, Inc. and Carlyle Equity Opportunity GP, L.P., as the representative of the former stockholders and option holders of Galaxy Brand Holdings, Inc.
10.2	Amended and Restated First Lien Credit Agreement, dated as of August 15, 2014, among Sequential Brands Group, Inc, its subsidiaries party thereto and Bank of America, N.A., as administrative agent and collateral agent.
10.3	Second Lien Credit Agreement, dated as of August 15, 2014, among the Company, its subsidiaries party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent thereunder.
10.4	Intercreditor Agreement, dated as of August 15, 2014, between Bank of America, N.A. and Wilmington Trust, National Association, and acknowledged by Sequential Brands Group, Inc.
10.5	Form of Common Stock Purchase Warrant.
99.1	Press Release.